Exhibit 23a1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Stock Purchase Plan of Merrimac Industries, Inc. (the "Company") of our report, which is dated February 17, 1996 and appears in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995 (the "Form 10-KSB"), on the consolidated financial statements of the Company and its subsidiaries as of December 30, 1995 and December 31, 1994 and for the years then ended, which are incorporated by reference in the Form 10-KSB.


                                                /s/ J.H. COHN LLP

                                                J.H. COHN LLP

Roseland, New Jersey
August 5, 1996